EXHIBIT 32.2

STATEMENT OF MANAGING DIRECTOR
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Steve McGuire, Managing Director of Biofuels Power Corporation (the “Company”), hereby certifies that:

The Company’s Form 10-Q Report for the three months ended March 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steve McGuire
Steve McGuire, Managing Director
Dated: May 15, 2015